EXHIBIT 1








                                   THE POTOMAC EDISON COMPANY
                             STANDARD PURCHASE AGREEMENT PROVISIONS-
                                         DEBT SECURITIES



                                            INCLUDING



                                   FORM OF PURCHASE AGREEMENT




























                 STANDARD PURCHASE AGREEMENT PROVISIONS-
                             DEBT SECURITIES

        From time to time the Company may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein shall be incorporated by reference in such purchase agreement, a form of which is set forth in Schedule II attached hereto ("Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement". Unless otherwise defined in Schedule I attached hereto, terms defined or set forth in the Purchase Agreement are used herein as therein defined.

        1. Introductory. The Company proposes to issue and sell from time to time Debt Securities registered under the registration statements referred to in Section 2(a) (the "Securities"). The Securities will be issued under an Indenture (as defined in Schedule I attached hereto) and will have varying designations, interest rates and times of payment of any interest, maturities, redemption provisions and other terms, with all such terms for any particular series of the Securities being determined at the time of the sale. The Securities involved in any such offering are hereinafter referred to as the "New Securities", and the purchaser or purchasers, as the case may be, which agree to purchase the same are hereinafter referred to as the "Purchasers" of such New Securities. The terms "you" and "your" refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule A thereto as representatives of the several Purchasers named in Schedule A thereto ("Schedule A"), as the case may be, unless one of such Purchasers shall have been appointed representative ("Representative") of all of the Purchasers who sign the Purchase Agreement, in which case the terms "you" and "your" shall mean such Purchaser acting in its capacity of Representative. If there shall be only one Purchaser named in Schedule A, the terms "Purchasers" and "Representatives" shall mean such Purchaser. All obligations of the Purchasers are several and not joint.

        2. Representations and Warranties of the Company. The
Company represents and warrants to and agrees with each Purchaser that:

                (a) One or more registration statements on Form S-3 relating to the Securities including a prospectus and all documents incorporated by reference therein have been filed with the Securities and Exchange Commission (the "Commission") and have become effective. Each such registration statement, including the prospectus set forth therein and all prior amendments and supplements thereto (other than supplements and amendments relating to Securities that are not New Securities), including all documents filed as a part thereof or incorporated by reference therein, are hereinafter collectively referred to as the "Registration Statement" and the most recent prospectus included therein, as amended or supplemented by a prospectus supplement with respect to the offering of New Securities referred to in Section 1, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

                (b) The Registration Statement and Prospectus in all material respects comply with the provisions of the Securities
        Act of 1933, as amended (the "Act"), and the applicable rules and regulations of the Commission thereunder (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended
        (the "Trust Indenture Act"), the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and all documents incorporated therein by reference, as of the respective dates on which they were filed, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the pertinent published rules and regulations thereunder (the "Exchange Act Rules and Regulations") and, on said dates, and at the time of purchase, when read together with the Prospectus, or the Prospectus as it may be otherwise amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Purchaser with respect to any statement contained in, or any matter omitted from, the Registration Statement or Prospectus, which statements were made, or matters omitted, in reliance upon and in conformity with information furnished in writing to the Company through you for use in the Registration Statement and Prospectus.

                (c) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has been no material and unfavorable change in the condition of the Company, financial or otherwise, other than as referred to in the Registration Statement and Prospectus.

                (d) The consummation of the transactions herein contemplated and the performance by the Company of the terms of the Purchase Agreement will not result in the breach by the Company of any term of, or constitute a default under, any other material agreement or undertaking of the Company.

        3. Delivery and Payment. Payment for the New Securities shall be made to the Company or its order by certified or official bank check or checks in New York Clearing House (next day) funds at the office of the Company's Counsel against the delivery of the New Securities to you for the respective accounts of the Purchasers at the office of the Trustee or at such other place as shall be agreed to by the Company and you.
Such payment and delivery shall be made at 10:00 A.M., New York time, on the date set forth in the Purchase Agreement, unless another time shall be agreed to by the Company and by you or unless postponed in accordance with the provisions of Section 8 hereof. The time at which payment and delivery are actually made is hereinafter sometimes called the "time of purchase".

        The New Securities so delivered shall be definitive Securities in registered form without coupons, in denominations specified in Schedule
B. Definitive Securities, at the option of the Company, may be printed or lithographed on steel engraved borders. You shall specify the denominations of the New Securities to be delivered and the names and addresses in which each New Security is to be registered, by notice delivered to the Company not later than 10:00 A.M., New York time, on the third business day preceding the time of purchase. For the purpose of expediting the checking of the New Securities by you, the Company agrees to make the New Securities available to you at said office of the Trustee not later than 2:00 P.M., New York time, on the first business day preceding the time of purchase.

        4. Covenants of the Company. The Company covenants and agrees with the several Purchasers:

                (a) To cause the Prospectus to be filed with the Commission pursuant to Rule 424 of the Rules and Regulations as soon as practical, but in no event later than 5:30 P.M., New York time, on the first business day following the date of this Agreement unless approved by the Representative and, whenever the Company learns of any action of the Commission or its staff affecting the effectiveness of the Registration Statement, to advise the Representative thereof promptly.

                (b) To make generally available to its security holders (as contemplated by Section 11(a) of the Act and Rule 158 of the Rules and Regulations) an earnings statement of the Company covering a 12-month period beginning the first day of the first fiscal quarter occurring after the effective date of the Registration Statement, as soon as reasonably practicable after the termination of such 12-month period.

                (c) To advise the Representative of each proposed amendment or supplement to the Registration Statement or Prospectus with respect to the New Securities and to file no such amendment or supplement to which the Representative shall reasonably object in writing.

                (d) To deliver to the Purchasers' counsel without charge one executed copy of the Registration Statement (including all amendments thereto and all exhibits not incorporated by reference) and sufficient conformed copies of the Registration Statement (without exhibits) for distribution of one to each Purchaser and to deliver to the Representative as many copies of the Prospectus as the Representative may reasonably request.

                (e) As long as the New Securities are outstanding, to deliver to the Representative upon request, and to each Purchaser who may so request, as soon as practicable after the end of each fiscal year a balance sheet of the Company, as of the end of such year, and statements of income, retained earnings, capitalization, and cash flows of the Company for such year, all as certified by its regular independent accountants, and to deliver to the Representative upon request, as soon as practicable after the end of each quarterly period, income statements of the Company for the 12 months ended with the end of such quarterly period. If the Company should have active subsidiaries, such financial statements shall be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in the financial statements regularly published by the Company.

                (f) For three months after the date of any Purchase Agreement, to cooperate in qualifying the New Securities under the securities laws and legal investment laws of such jurisdictions within the United States and its territories as the Representative may reasonably request and pay the filing fees and expenses, including reasonable fees and disbursements of Purchasers'
        Counsel paid in connection therewith, except that the Company will not submit to any State requirements which it deems unduly burdensome.

                (g) To apply the net proceeds received from the sale of the New Securities as stated in the Registration Statement.

                (h) Except as herein otherwise provided, to pay all expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing by it of the Registration Statement, (ii) the issuance and delivery of the New Securities, (iii) the preparation, execution, filing and recording of any supplemental indenture, and (iv) the printing and delivery to the Purchasers, through the Representative, of reasonable quantities of copies of the Registration Statement and the Prospectus, and any amendment or supplement thereto, except as otherwise provided in paragraph (i) of this Section. The Company shall not, however, be required to pay any amount for any expenses of the Representative or any of the Purchasers (other than as contemplated by Section 4(f) (above), except that, if the sale of the New Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 5 hereof or any condition to the obligations of the Company in Section 6 hereof is not satisfied, or because of any refusal, inability or failure of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any Purchasers, or the Purchase Agreement shall be terminated in accordance with the provisions of Section 7, the Company will reimburse the Representative for the reasonable fees and disbursements of Purchasers' Counsel, whose fees and disbursements the Purchasers agree to pay in every other circumstance. The Company shall not in any event be liable to any of the Purchasers for damages on account of loss of anticipated profits.

                (i) During such period of time after the effective date of the Registration Statement as the Purchasers are required by law to deliver a prospectus in connection with any sale of the New Securities contemplated by the Prospectus, if any event relating to or affecting the Company or of which the Company shall be advised in writing by you shall occur which in the Company's opinion should be set forth in a supplement or amendment to the Prospectus in order to make the Prospectus not misleading in light of the circumstances when it is delivered to a purchaser of the New Securities, to amend or supplement the Prospectus by either (i) preparing and filing with the Commission and furnishing to you at the Company's expense a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or (ii) making an appropriate filing pursuant to Section 13 or 14 of the Exchange Act, which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser of the New Securities, not misleading; provided that should such event relate solely to the activities of any of the Purchasers, then the Purchasers shall assume all of the expenses in connection with preparing any such supplement or amendment.

                (j) During such period of time after the date hereof as a prospectus relating to the New Securities is required to be delivered under the Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

        5. Conditions to Purchasers' Obligations. The obligations of each Purchaser hereunder to purchase New Securities are subject to the accuracy at the time of purchase of the representations and warranties of the Company herein, to performance by the Company of its obligations to be performed hereunder at or prior to the time of purchase, and to the following further conditions at the time of purchase:

                (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for such an order shall be pending or, to the knowledge of the Company, threatened and the Representative shall have received a certificate, dated at the time of purchase and signed by an officer of the Company, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of the Company threatened by, the Commission.

                (b) All necessary orders of the Commission under the Public Utility Holding Company Act of 1935 and of the State Commission(s) authorizing the issuance and sale of the New Securities shall be in full force and effect, and no such order shall contain any provision unacceptable to the Representative or the Company in their respective reasonable judgments (but all provisions of any such orders heretofore entered and furnished to the Representative are deemed acceptable to the Representative and the Company).

                (c) The Representative shall receive the opinions, dated the time of purchase, of Purchasers' Counsel; Sullivan &
        Cromwell; and Local Counsel, substantially in the form supplied to you before the date of the Purchase Agreement, with conformed copies thereof for the other Purchasers.

                (d) The Representative shall receive a letter of Price Waterhouse, dated the time of purchase, in substantially the form supplied to you before the date of the Purchase Agreement.

                (e) There shall have been no material and unfavorable change in the condition of the Company, financial or otherwise, from that set forth in the Registration Statement and Prospectus, the representations and warranties of the Company herein shall be true and correct as of the time of purchase and the Representative shall have received a certificate to that effect dated as of the time of purchase, signed by the Chairman, the President or a Vice President of the Company.

        6. Conditions to Company's Obligations. The obligations of the Company hereunder are subject to the conditions set forth in paragraphs
(a) and (b) of Section 5 hereof.

        7. Termination of Agreement. If a public offering of the New Securities is to be made by the Purchasers, this Agreement may be terminated at any time prior to 5:00 P.M., New York time, on the first business day following the date of this Agreement (but not after the initial public offering of the New Securities) by the Representative with the consent of the Purchasers (including the Representative) who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the New Securities agreed to be purchased hereunder, if trading in securities on the New York Stock Exchange shall have been suspended or limited, or minimum prices shall have been established on such exchange, or a banking moratorium shall have been declared by either Federal or New York State authorities. This agreement may also be terminated by the Representative, with like consent whether or not a public offering of the New Securities has been made, at any time prior to the time of purchase, if the Company or any of its subsidiaries shall have sustained a loss by fire, flood, accident or other calamity that is substantial with respect to the property of the Company and its subsidiaries as a whole and that, in the reasonable judgment of the Representative, shall render it inadvisable to proceed with the delivery of the New Securities, whether or not such loss shall have been insured.

        The time of the "initial public offering", for the purposes of this
Section 7, shall mean the time, after the execution of this Agreement, of the release by the Representative for publication of the first newspaper advertisement referring to the New Securities, or the time, after the execution of this Agreement, at which the New Securities are first generally offered by the Purchasers to the public or to dealers by letter or telegram or otherwise, whichever shall first occur.

        If this Agreement is terminated as provided in this Section 7, the Company and each other Purchaser shall be notified promptly by telephone or telegram, confirmed by letter. If this Agreement shall not be carried out by any Purchaser for any reason permitted hereunder or if the sale of the New Securities to the Purchasers as herein contemplated shall not be carried out because the Company shall be unable in good faith to comply with any of the terms hereof or if the Company shall not deliver the New Securities because the conditions set forth in Section 6 hereof are not satisfied, the Company shall not be under any obligation under this Agreement (except that the Company shall remain liable to the extent provided in Sections 4(f), 4(h), 9 and 11 hereof) and the Purchasers (except any Purchasers in default hereunder) shall be under no liability to the Company (except that the Purchasers shall remain liable to the extent provided in Sections 10 and 11 hereof) nor be under any liability under this Agreement to one another.

        8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase New Securities hereunder and the aggregate principal amount of New Securities which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of New Securities or less, the Representative may make arrangements satisfactory to the Company for the purchase of such New Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the time of purchase the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the New Securities which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of New
Securities with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representative and the Company for the purchase of such New Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Sections 4(f), 4(h), 9, 10 and 11. In the event that any Purchaser or Purchasers default in their obligation to purchase New Securities hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the time of purchase for a period of not more than five full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. Nothing in this
Section 8, however, shall operate to limit any rights which the Company may have against any Purchaser who shall for any reason other than a reason permitted hereunder fail to purchase the principal amount of New Securities purchasable by it upon tender thereof in accordance with the terms of this Agreement. The term "Purchaser" as used in this Agreement shall refer to and include each purchaser substituted under this Section 8, with like effect as if said substituted Purchaser had originally been named in Schedule A.

        9. Indemnity by the Company. The Company agrees to indemnify, defend and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation and reasonable legal and other expenses) which, jointly or severally, any such Purchaser or person may incur under the Act, or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in the Prospectus (the term "Prospectus" for the purpose of this Section 9 shall be deemed to include any preliminary prospectus, the prospectus included in the Registration Statement at the time it became effective, any preliminary prospectus supplement, the Prospectus, the Prospectus as amended or supplemented and any document incorporated by reference therein pursuant to Item 12 of Form S-3), or arises out of or is based upon any alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made in such Registration Statement not misleading or necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading, unless such alleged untrue statement or omission was made in conformity with written information given to the Company by the Purchaser through the Representative expressly for use therein or arises out of any statement or omission in the Statement of Eligibility of the Trustee under the Indenture, provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or in the Prospectus included in the Registration Statement at the time it became effective, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Purchaser (or of any person controlling such Purchaser) on account of any such loss, claim, damage or liability arising from the sale of the New Securities to any person unless a copy of the Prospectus (excluding any documents incorporated by reference therein), as then supplemented or amended, shall have been given or sent to such person by or on behalf of such Purchaser with or prior to the written confirmation of such sale. The Company's agreement to indemnify or reimburse any such Purchaser or person with respect to any such loss, expense, liability or claim is expressly conditioned upon its being notified of the action in connection therewith brought against such Purchaser or person by letter or telegram addressed to the Company within ten days after the summons or other first legal process which discloses the nature of the liability or claim shall have been personally served upon such Purchaser or person (or after he shall have received notice of such service upon any agent designated by him) but failure so to notify the Company shall not relieve the Company from any liability which it may have to such Purchaser or person otherwise than on account of the indemnity agreement contained in this Section 9. The Company shall be entitled to assume the investigation of any liability or claim or the defense of any suit brought to enforce any such liability or claim and the Purchaser or person against whom such suit is brought shall be entitled to participate in such investigation and defense. If the Company assumes the investigation and defense, such investigation and defense shall be conducted by counsel of good standing chosen by the Company and satisfactory to such Purchaser or person, and in such case such Purchaser or person shall bear the expense of his investigation and the fees and expenses of any additional counsel retained by him, except those incurred after notifying the Company of such claim and prior to being advised by the Company of its intention to assume such investigation or defense. If the Company does not assume the investigation of any such claim or the defense of any such suit, or if the Company shall agree in writing to pay such fees and expenses or if such Purchaser or person shall reasonably conclude that there may be defenses available to it or them which are different from or in addition to those available to the Company, the Company will reimburse such Purchaser or person for the reasonable fees and expenses of any counsel retained by him; provided however, that in such event the Company shall be entitled, at its own expense, to participate in the investigation or defense.

        The Company's indemnity agreement contained in this Section
9 and its warranties and representations in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser or controlling person, and shall survive any termination of this Agreement or the issuance and delivery of the New Securities.

        The Company agrees promptly to notify the Purchasers of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issuance and sale of the New Securities, or such Registration Statement or Prospectus.

        10. Warranties of and Indemnity by Purchasers.

                (a) Each Purchaser warrants and represents that the information furnished in writing to the Company through the Representative for use in the Registration Statement or in the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in light of the circumstances under which it was used, not misleading. Each Purchaser, in addition to any other information furnished to the Company through the Representative for use in the Registration Statement and Prospectus, hereby authorizes the Representative to furnish to the Company the information with regard to the terms of offering of the New Securities by such Purchaser, for use in the Registration Statement.

                (b) Each Purchaser severally agrees to indemnify, defend and hold harmless the Company and its directors and officers and each other Purchaser and each person, if any, who controls the Company or any other Purchaser within the meaning of
        Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation and reasonable legal and other expenses) which, jointly or severally, the Company or any such person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained in information furnished in writing to the Company through the Representative for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereto), or in the Prospectus (or in the Prospectus as amended or supplemented), or arises out of or is based upon any alleged omission from information furnished in writing to the Company on behalf of any Purchaser through the Representative to state a material fact in connection with such information required to be stated therein or necessary to make such information when used in such Registration Statement not misleading, or necessary to make such information when used in such Prospectus, in light of the circumstances under which it was used, not misleading. The agreement of such Purchaser to indemnify or reimburse the Company or any such person with respect to any such loss, expense, liability or claim is expressly conditioned upon such Purchaser being notified of the action in connection therewith brought against the Company or any such person, by letter or telegram addressed to such Purchaser, within ten days after the summons or other first legal process which discloses the nature of the liability or claim shall have been personally served upon the Company or any such person (or after the Company or any such person shall have received notice of such service on any agent designated by the Company or any such person), but failure so to notify such Purchaser shall not relieve such Purchaser from any liability which it may have to the Company or any such person otherwise than on account of the indemnity agreement contained in this Section 10(b). Such Purchaser shall be entitled to assume the investigation of any liability or claim and the defense of any suit brought to enforce any such liability or claim, if such liability or claim is based solely upon such alleged misstatement or omission on the part of such Purchaser, and the Company or any person against whom such action is brought shall be entitled to participate in such investigation and defense. If such Purchaser shall be entitled to assume and does assume the investigation and defense, such investigation and defense shall be conducted by counsel of good standing chosen by such Purchaser and satisfactory to the Com-pany or such person, and in such case the Company or such person shall bear the expenses of its investigation and the fees and expenses of any additional counsel retained by it except those incurred after notifying such Purchaser of such claim and prior to being advised by such Purchaser of its intention to assume such investigation or defense. If such Purchaser shall be entitled to assume but does not assume the investigation of any such claim or the defense of any such suit, or if such Purchaser shall agree in writing to pay such fees and expenses or if the Company or such person shall reasonably conclude that there may be defenses available to it or them which are different from or in addition to those available to such Purchaser, such Purchaser will reimburse the Company or such person for the reasonable fees and expenses of any counsel retained by it; provided, however, that in such event, such Purchaser shall be entitled, at its own expense, to participate in the investigation or defense.

                The indemnity agreement on the part of such Purchaser contained in this Section 10(b) and the warranties and representations of such Purchaser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such person, and shall survive any termination of this Agreement or the issuance and delivery of the New Securities.

                Each Purchaser agrees promptly to notify the Company and each other Purchaser of the commencement of any litigation or proceedings against such Purchaser in connection with the issuance and sale of the New Securities, or such Registration Statement or Prospectus.

        11. Contribution by the Company and the Purchasers.

                (a) If the indemnification provided for in Section 9 or
        Section 10 is unavailable to an indemnified party under such Sections in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other hand from the offering of the New Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations.
        The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Purchasers, in each case as set forth in the table on the cover page of the Prospectus or Prospectus Supplement with respect to the New Securities if the same be so set forth. The relative fault of the Company on the one hand and of the Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers through you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                (b) The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the New
        Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation
        (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

                (c) The contribution agreement contained in this Section 11 shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser, or any person who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the New Securities.

        12. Notices. All notices hereunder shall, unless otherwise expressly permitted, be in writing and be delivered at or mailed to the following address, or be sent by telegram to the following address: if to the Purchasers or you, to you at your address as it appears in the Purchase Agreement and if to the Company, to the Company c/o
Allegheny Power System, Inc., 12 East 49th Street, New York, New
York 10017.

        13. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Purchasers and the Company, and the directors, officers and controlling persons referred to in Sections 9, 10 and 11 hereof, and their respective successors, assigns, executors and administrators and no other person shall acquire or have any right under or by virtue of this Agreement.

        The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.
The terms "Purchasers", "persons", "firms" and "corporations" as used herein shall include the singular of such terms as well as the plural. The term "successor" to any Purchaser shall not include any subsequent holder of the New Securities merely by reason of such holding.

        14. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.














































                                                             SCHEDULE I
                               DEFINITIONS



        "Company" means The Potomac Edison Company, a Maryland and Virginia corporation.

        "Indenture" means the Indenture, dated as of _________, 1995, between the Company and The Bank of New York, as Trustee, as may be supplemented from time to time.

        "Purchasers' Counsel" means Cahill Gordon & Reindel with offices at 80 Pine Street, New York, New York 10005.

        "Local Counsel" means Robert R. Winter, Esq.

        "State Commission" means The Maryland Public Service
        Commission and the Virginia State Corporation Commission.






























                                                            SCHEDULE II
                           PURCHASE AGREEMENT



Date:


To: The Potomac Edison Company
c/o Allegheny Power System, Inc.,
12 East 49th Street
New York, New York 10017

Dear Sirs:

        Referring to the Debt Securities of The Potomac Edison
Company (the "Company") covered by Registration Statement No.
33-           (the "Registration Statement"), on the basis of the
representations, warranties and agreements contained in the Standard Purchase Agreement Provisions-Debt Securities (referred to below) and this Agreement, but subject to the terms and conditions herein set forth, the Purchasers named in Schedule A hereto ("Purchasers") agree to purchase, severally and not jointly, and the Company agrees to sell to the
Purchasers, severally and not jointly, $          aggregate principal
amount of the Debt Securities specified in Schedule B hereto (the "New Securities") in the respective principal amounts set forth opposite the names of the Purchasers on Schedule A hereto.

        The New Securities will be offered initially as set forth in the Prospectus Supplement relating to such New Securities.

        The New Securities will have the terms set forth in Schedule B hereto.

        All of the provisions contained in the document entitled "Standard Purchase Agreement Provisions-Debt Securities", a copy of which has been filed as Exhibit I to the Registration Statement No.
33-                and has been previously furnished to us, are hereby
incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

        The "time of purchase" (as defined in Section 3 of the aforementioned Standard Purchase Agreement Provisions) shall be
             , 19  .

        This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

        We represent that we are authorized to act for the several Purchasers named in Schedule A hereto in connection with this financing and any action under this Agreement by any of us will be binding upon all the Purchasers. If the foregoing is in accordance with your under-standing of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                                Very truly yours,



                                                As Representative of the
                                                Purchasers


                                                By


The foregoing Purchase Agreement is hereby confirmed as of the date first above written


By





















                                                             SCHEDULE A

                                                       Principal
                                                        Amount
                                                        of New
                                                       Securities to
                Purchaser                              be Purchased

        [Names of Purchasers]..........                $






                Total                                  $

































                                                             SCHEDULE B
Title of New Securities:

        [   %] [Floating Rate] [Zero Coupon] [Subordinated]
        [Notes] [Debentures] due

Aggregate principal amount:

        $

Price to Public:

        ___% of the principal amount of the New Securities, plus accrued interest from

Purchase Price by Purchasers:

        ___% of the principal amount of the New Securities, plus accrued interest from

Maturity:



Interest Rate:

        [   %] [Zero Coupon] [See Floating Rate Provisions]

Interest Payment Dates:

        [months and dates]

Redemption Provisions:

        [No provisions for redemption]

        [The New Securities may be redeemed, otherwise than
        through the sinking fund, in whole or in part at the
        option of the Company, in the amount of [$]        or an
        integral multiple thereof, [on or after           ,      at the
        following redemption prices (expressed in percentages of
        principal amount). If [redeemed on or before           ,
           %, and if] redeemed during the 12-month period
        beginning           ,

                        Redemption
Year                      Price







and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

        [on any interest payment date falling in or after           ,
            , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

        [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

        [Restriction on refunding]

Sinking Fund Provisions:

        [No sinking fund provisions]

        [The New Securities are entitled to the benefit of a sinking fund to retire [$] principal amount of New
        Securities on            in each of the years      through
             at 100% of their principal amount plus accrued
        interest] [, together with [cumulative] [noncumulative]
        redemptions at the option of the Company to retire an additional [$] principal amount of New Securities in the
        years      through      at 100% of their principal amount
        plus accrued interest].

Subordination:

        The provisions of the Indenture relating to Subordination [do not] apply to the New Securities.

Defeasance:

        The provisions of the Indenture relating to Defeasance and Discharge and Covenant Defeasance [do not] apply to the New Securities.

[Floating rate provisions:

        [describe such provisions]]

Denominations:



Closing Location:



Names and addresses of Representatives:

        Designated Representatives:


        Address for Notices, etc.:


Other Terms: